EXHIBIT 23.1


                           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated March 29, 1999 on the consolidated financial statements of Level 3 Communications, Inc. as of December 31, 1998 and for the year then ended, included in this Annual Report on Form 10-K into Level 3 Communications, Inc.'s previously filed Registration Statements on Forms S-3 (File Nos.333-68887 and 333-71713) and on Forms S-8 (File Nos. 333-42465, 333-68447, 333-58691 and
333-52697).



                                                        Arthur Andersen LLP


Denver, Colorado
March 31, 1999